UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 8, 2022, LogicMark, Inc. (the “Company”) issued a press release (the “Release”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”), which included a letter regarding the Annual Meeting from Chia-Lin Simmons, the Company’s Chief Executive Officer, which the Company commenced distributing to its stockholders on August 8, 2022 (the “Letter”). The Letter summarizes certain recent Company operational and financial highlights and reminds stockholders to vote for each of the four proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Release and the Letter each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022, July 28, 2022, August 2, 2022 and August 3, 2022.

Below is a copy of the Release:

LogicMark, Inc. Issues Letter Urging Shareholders to Vote “For” All Annual Meeting Proxy Proposals to Strengthen the Company’s Ability to Create Lasting Shareholder Value

Louisville, KY, August 8, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today issued the following letter to LogicMark shareholders urging shareholders to vote “For” all proxy proposals for the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) taking place on August 25, 2022, to enable the company to continue driving the creation of lasting shareholder value.

For information about the 2022 Annual Meeting please visit https://www.logicmark.com

The full text of the letter follows.

August 8, 2022

Dear Fellow Shareholders,

Since joining LogicMark a little more than a year ago, my mission has been to strengthen the foundations upon which LogicMark’s future success is being built to position the Company to create lasting shareholder value. This challenging and highly rewarding process has, to date, heralded a series of changes in our approach to business operations which have vastly improved our financial condition, corporate governance, cost management, expanded our intellectual property portfolio, and added highly specialized management and Board of Director talent who serve with us as the stewards of tomorrow’s LogicMark to become a leader in the new care economy.

With our recent introduction of our new Direct-to-Consumer sales channel and new website and e-commerce platform, we have set the stage for deeper connections with our customers and stronger growth. We are far along in our new product development efforts, incorporating advanced artificial intelligence and machine learning into exciting new products with features that extend the care path and security for families focused on loved ones’ aging-in place and enhanced remote activity monitoring. Our growth plans are based upon expanding our product and service offerings and entering new markets, deepening existing and diversifying new revenue generation to continue driving steady growth, increase our margins and create lasting shareholder value.

Our shareholder value creation strategies are inherently tied to our continued execution, strong management and Board of Director leadership, partnering with the most qualified auditor for our needs, employing an attractive and incentivizing new Stock Incentive Plan (the “2022 Plan”) which is intended to reduce potential dilution once adopted, as the two existing stock incentive plans will be terminated upon adoption of the 2022 Plan, and adopting the most advantageous incorporation domicile profile to reduce operating costs and simplify while continuing to strengthen our corporate governance. These are the pivotal elements of our proxy proposals. We have already demonstrated our ability to right the ship. And today’s LogicMark is stronger as a result of our tangible accomplishments. Our upcoming annual meeting and proxy proposals require your support as the means to further strengthen LogicMark and position the Company for lasting shareholder value creation. The Board and I cannot more strongly convey the importance your vote has in shaping the future of our Company and our success and we strongly urge all shareholders to vote “For” each of our proposals to enable us to accomplish the expansive growth and prudent management strategies before us.

While we have made significant progress over the past year in improving the overall business and focusing on the initiatives that are aimed at driving shareholder value creation, there is still a lot of work to do. With your support, we are confident in a very bright future for LogicMark. By voting “For” the proposals in the Annual Meeting proxy, we will be able to continue our progress and build on our recent success in accomplishing our ambitious goals and objectives.

Vote “For” for Proposal No. 1: The members of the Board of Directors each has the expertise and experience the company believes necessary to support the Company’s continued transformation into a technology company focused on building solutions for the new care economy. Over the last year, the Company has added three new Board members who bring experience with technology, strategic marketing, rapid growth, and expertise in the care economy.

Vote “For” Proposal No. 2: Management considers the selection of BPM LLP to be in the best interests of the Company and its stockholders. After evaluating six potential audit firms, the Company believes that BPM is the best choice for the Company, both from a service and cost level.

Vote “For” for Proposal No 3: The Company believes that the 2022 Plan will allow it to continue to attract able directors, employees, consultants, and independent contractors and enable them to acquire and maintain Common Stock ownership in the Company. Concurrent with the adoption of this new Plan, the Company’s two existing stock incentive plans: the 2013 Plan and the 2017 Plan, will be terminated and the Company intends for potential dilution to shareholders to be reduced from 20% to 15%, as a result. The 2022 Plan also has no provision permitting the Company to reprice options. The Company, its new board, and new senior officers are committed to continuing to drive value and change for the benefit of our stockholders and adopting the 2022 Plan is one such undertaking to assist the effort to accomplish this.

Vote “For” Proposal No. 4: The Company expects that its re-incorporation from Delaware to Nevada will measurably reduce its operating costs and will also give it a greater measure of flexibility and simplicity in corporate governance than is available under Delaware law.

All votes are important, regardless of the number of shares owned. Shareholders as of the annual meeting record date, June 28, 2022, will be entitled to vote at the annual meeting. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on June 30, 2022. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com

On behalf of the Board of Directors, I wish to thank our shareholders for your continued support and look forward to making 2022 and beyond a highly transformative and rewarding period for LogicMark.

Sincerely,

Chia-Lin Simmons

CEO of LogicMark

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this letter, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

ADDITIONAL INFORMATION

We have filed the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 in connection with our solicitation of proxies for the Annual Meeting. LOGICMARK, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://investors.logicmark.com/financial-information/sec-filings.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

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Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

917 885 7378

Below is a copy of the Letter:

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).